Exhibit 99.2

BlackLine, Inc. Announces Pricing of Offering of $1 Billion of Convertible Senior Notes

LOS ANGELES, Calif. — (BUSINESS WIRE) – March 11, 2021 – BlackLine, Inc. (Nasdaq: BL), a global leader in cloud-based accounting and finance software, today announced the pricing of $1 billion aggregate principal amount of 0.00% convertible senior notes due 2026 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). BlackLine also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $150 million aggregate principal amount of the notes. The sale of the notes is expected to close on March 15, 2021, subject to customary closing conditions.

The notes will be senior unsecured obligations of BlackLine, will not bear interest, and the principal amount of the notes will not accrete. The notes will mature on March 15, 2026, unless earlier converted, redeemed or repurchased. The initial conversion rate will be 6.0156 shares of BlackLine’s common stock (“common stock”) per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $166.23 per share of common stock). The initial conversion price of the notes represents a premium of approximately 42.5% over the volume weighted average price of BlackLine’s common stock per share between opening and closing of trading on the Nasdaq Global Select Market on March 10, 2021. The notes will be convertible into cash, shares of BlackLine’s common stock or a combination of cash and shares of BlackLine’s common stock, at BlackLine’s election.

BlackLine may redeem the notes, at its option, on or after March 20, 2024 if the last reported sale price of BlackLine’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period (including the last trading day of such period) ending on and including the trading day immediately preceding the date on which BlackLine provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture governing the notes) occurs at any time prior to the maturity date, holders of the notes may require BlackLine to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any. In addition, following certain corporate events or if BlackLine issues a notice of redemption, BlackLine will, under certain circumstances, increase the conversion rate for holders who convert their notes in connection with such corporate event or notice of redemption.

BlackLine estimates that the net proceeds from the offering will be approximately $981.35 million (or $1.129 billion if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and estimated offering expenses payable by BlackLine. BlackLine intends to use $89 million of the net proceeds to pay the cost of the capped call transactions described below. BlackLine intends to use approximately $432.2 million of the net proceeds from this offering for the repurchase of up to $250.0 million principal amount of its outstanding 0.125% Convertibles Senior Notes due 2024 (the “2024 Notes”).

BlackLine intends to use the remainder of the net proceeds for working capital and other general corporate purposes, which may include capital expenditures and potential acquisitions and strategic transactions. However, it has not designated any specific uses and has no current agreements with respect to any material acquisition or strategic transaction.

In connection with the pricing of the notes, BlackLine entered into capped call transactions with one or more of the initial purchasers and/or their respective affiliates and/or other financial counterparties (the “option counterparties”). The capped call transactions are expected generally to reduce potential dilution to BlackLine’s common stock upon any conversion of notes and/or offset any cash payments BlackLine is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to approximently $233.31 (which represents a premium of 100% over the volume weighted average price of BlackLine’s common stock per share between opening and closing of trading on the Nasdaq Global Select Market on March 10, 2021), subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, BlackLine expects to enter into additional capped call transactions with the option counterparties.

BlackLine expects that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates may enter into various derivative transactions with respect to BlackLine’s common stock and/or purchase shares of BlackLine’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of BlackLine’s common stock or the notes at that time.

In addition, BlackLine expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to BlackLine’s common stock and/or purchasing or selling BlackLine’s common stock or other securities of BlackLine in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so following any conversion, repurchase or redemption of the notes, if BlackLine exercises the relevant election under the capped call transactions). This activity could also cause or prevent an increase or a decrease in the market price of BlackLine’s common stock or the notes, and to the extent the activity occurs during any observation period related to a conversion of notes, this could affect the value of the consideration that a noteholder will receive upon conversion of its notes. If any capped call transactions fail to become effective, whether or not the offering of the notes is completed, the option counterparties (or their respective affiliates) may unwind their hedge positions with respect to BlackLine’s common stock, which could adversely affect the price of BlackLine’s common stock and, if the notes have been issued, the value of the notes.

BlackLine also expects in connection with the repurchase of a portion of its 2024 Notes, those holders of the 2024 Notes that sell their 2024 Notes to BlackLine may enter into or unwind various derivatives with respect to BlackLine’s common stock and/or purchase shares of BlackLine’s common stock concurrently with or shortly after the pricing of the notes. In particular, BlackLine expects that many holders of the 2024 Notes employ a convertible arbitrage strategy with respect to the 2024 Notes and have a short position with respect to BlackLine’s common stock that they would close, through purchases of BlackLine’s common stock, in connection with BlackLine’s repurchase of the 2024 Notes. This activity could increase (or reduce the size of any decrease in) the market price of BlackLine’s common stock, which may also affect the trading price of the notes at that time, and could result in a higher effective conversion price for the notes.

Neither the notes, nor any shares of BlackLine’s common stock potentially issuable upon conversion of the notes, have been, nor will be, registered under the Securities Act or any state securities laws and, unless so registered, such securities may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Media Contact:

Kimberly Uberti

BlackLine

kimberly.uberti@blackline.com

Investor Relations Contact:

Alexandra Geller

BlackLine

alex.geller@blackline.com